LICENSE AGREEMENT



     This License Agreement (the "Agreement") is entered into as of February 19, 2001 by and between 3 Wishes Productions Inc. f/s/o Christina Aguilera ("Aguilera") and PTN MEDIA INC. ("PTNM") with reference to the following facts and circumstances:

     PTNM desires to obtain, and Aguilera is willing to grant, an exclusive license to use Aguilera's name, image, likeness and endorsement (herein the "Licensed Property") in connection with the proposed advertisement, promotion and sale of hand held computers running the Pa1mTM operating system,

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

     1. Terms of License,

          (a) Subject to the terms and conditions of the Agreement, Aguilera hereby grants to PTNM an exclusive (solely with respect to hand held computers), royalty-free (except as set forth herein), worldwide license (the "License") to use, distribute, display and transmit Aguilera's full name (and parts thereof), image, likeness, and endorsement (the "Licensed Property") only in the form, for the purposes and in the manner, as expressly approved in writing in advance, by her in connection with the proposed manufacture, advertisement, distribution and sale of certain approved hand-held computers (the "Licensed Products") and in the channels of distribution expressly approved in writing in advance by Aguilera. PTNM shall have the exclusive right to subcontract manufacturing in connection with the License, subject in all events to the express prior written consent of Aguilera. The parties shall list products approved, as Licensed Products, on Schedule I attached hereto and initialed. Any new item sought to be included, as a Licensed Product must be set forth in an updated Schedule I expressly authorized and executed by Aguilera. The Licensed Products may be advertised and promoted immediately after execution of this Agreement, but they shall not be offered for sale prior to August 01, 2001 (the "On-Sale Date").

          (b) PTNM shall cause the Licensed Products to be produced in strict conformance with the approvals as given by Aguilera and shall pay Aguilera a royalty equal to twelve percent (12%) of the proceeds received from the sale of the Licensed Products after deducting the direct invoiced cost from the manufacturer. Payments shall be reported to Aguilera and accounted for within thirty (30) days after the end of each calendar quarter hereunder, and each accounting shall include payments of the share to Aguilera. Late payments shall accrue interest at 1.5% per month. In addition, PTNM hereby agrees to guarantee Aguilera an annual minimum royalty hereunder of one hundred thousand dollars ($100,000.00), which in the first year of the Agreement shall be paid upon execution by PTNM and in the second year of the Agreement shall be paid to Aguilera one year from the date of the photo shoot set forth below. In addition, PTNM agrees to deliver a stock certificate representing shares equal to fifty thousand dollars ($50,000.00), based on the closing price of PTNM common stock on the date of Aguilera's signing, within fifteen (15) days of final execution. The annual minimum royalty payments contemplated thereby, excluding the PTNM common stock acquired by Aguilera as set forth herein, shall be treated as an advance against the royalty payments due hereunder. Subject to the terms of the Agreement, Aguilera shall continue to own all right, title and interest in and to the Licensed Property; Aguilera shall, however, have no right, title or interest in or to the products or any content therein, and PTNM shall have sole contact with the manufacturer in connection with the development, format, contents and all other aspects in connection with Licensed Products or otherwise, provided it is in compliance with the provisions hereof as to approval rights of Aguilera.

          (c) In connection with the foregoing, Aguilera agrees to cooperate with, and make herself reasonably available to, PTNM for a four (4) hour photo shoot prior to the release of the Licensed Products, which photos shall be used by PTNM for advertising, promotion and public relations purposes only. The photo shoot is subject to her professional availability and with staffing that is mutually agreed upon by Aguilera and PTNM.

          (d) Aguilera agrees to cooperate with and make herself reasonably available to PTNM for two (2) 60 minute press events, no music/concert performance shall be required at said events, during the term subject to her professional availability and at PTNM's expense.

          (c) All rights to the Licensed Property not specifically granted to PTNM in the Agreement are reserved to Aguilera. Aguilera shall have the right to utilize or permit others to utilize any reserved rights throughout the duration of the Agreement and beyond, but Aguilera agrees that she will not, either jointly or alone, directly or indirectly, grant any rights to any third party which arc in conflict with the rights granted for the Agreement.

          (f) Aguilera shall receive fifteen (15) units of the Licensed Products hereunder and have the right to purchase additional units at PTNM's cost.

     2. Warranties, Indemnification and Remedies.
        --------------------------------------

          (a) Aguilera warrants and represents that she owns all right, title and interest in and to the Licensed Property. Aguilera further represents, warrants and agrees that she has the full right, power and authority to enter into the Agreement and to grant the rights granted herein without violating any other agreement or commitment of any sort to which she is a party or by which she is hound; and that to the best of her knowledge, the use of the Licensed Property as contemplated in the Agreement does not and will not infringe or constitute a misappropriation of any trademark, patent, copyright, trade secret or other proprietary, publicity or privacy right of any third party, and PTNM's use of the Licensed Property in connection with the manufacture, advertisement, distribution and sale of Licensed Products as provided herein shall not (with respect only to the said Licensed Property) violate any rights of any kind or nature of any third party. Excluded expressly herefrom are any representations as to the handheld Products and any uses made of such items or any matters not expressly approved in writing in advance by Aguilera.

          (b) Aguilera shall defend, indemnify and hold harmless PTNM and its successors, permitted, assigns, affiliates, officers, directors, agents and employees, from and against any action, suit, claim, damages, liability, costs and expenses (including reasonable attorneys' fees), arising out of or in any way connected with any breach of any representation, warranty or agreement made by Aguilera herein or any claim that any Licensed Property infringes any intellectual property rights or other rights of any third party on account of the use of the Licensed Property. PTNM shall give Aguilera prompt notice of any such claim or of any threatened claim. Neither Aguilera nor PTNM shall agree to the settlement of any such claim or any associated press release, demand or suit prior to final judgment thereon, nor issue any statement or file any document that would increase the risk of Aguilera, without the written consent of Aguilera.

          (e) PTNM hereby represents, warrants and agrees that it has the full right, power and authority to enter into the Agreement and agrees that it will not infringe or misappropriate any trademark, patent, copyright, trade secret or other proprietary, publicity or privacy right of any third party in connection with its use and/or marketing of the Licensed Property, and that the manufacture, sale and distribution of Licensed Products shall comply with all laws, regulations or other governmental requirements of all kinds, and that the Licensed Products shall not cause injury or damage of any kind to any user or other third party PTNM shall defend, indemnify and hold harmless Aguilera and her successors, assigns, agents and employees, from and against any action, suit, claim, damages, liability, costs and expenses (including reasonable attorneys' fees), arising out of or in any way connected with any breach of any representation, warranty or agreement made by PTNM herein. Aguilera shall give PTNM prompt notice of any such claim or of any threatened claim. Without limiting any obligations hereunder, PTNM, itself or through handheld manufacturer, as a condition to the use of any of the 1icensed Property hereunder, shall obtain and maintain product liability insurance and comprehensive liability insurance, covering and protecting, as additional insured's, Aguilera and her officers, directors, employees, agents and representatives, with coverage amounts consistent with industry standards, but no less than two million dollars ($2,000,000.00) per occurrence.

          (d) The parties' indemnification obligations set forth in the foregoing paragraphs shall survive the termination of the Agreement.

     3. Termination
        -----------

          (a) The term of the Agreement shall he two (2) years from the date of the photo shoot, but in no ease more than thirty (30) months from full execution.

          (b) The Agreement may also be terminated by either party, upon written notice to the other, if: (i) the other party files a petition for bankruptcy or is adjudicated a bankrupt, (ii) a petition in bankruptcy is filed against the other party, (iii) the other party makes an assignment for the benefit of its creditors or an arrangement for its creditors pursuant to any bankruptcy law,
(iv) the other party discontinues its business, (v) a receiver is appointed for the other party or its business or (vi) the other party breaches any material provision hereof and such breach is not cured within ten (10) days after written notice thereof.

          (c) Termination of the Agreement shall not extinguish any of PTNM's or Aguilera's rights or obligations under the Agreement, which by their express terms survives after the date of termination. Termination of the Agreement shall be without prejudice to any other rights that either party may have at law or in equity, and shall not affect the rights of end-users to continue to use all distributed copies of handheld manufacturer Products.

          (d) The parties agree that PTNM shall have an additional one hundred-twenty (120) days after the Term to market and sell the Licensed Products pursuant to this Agreement (the "Sell-Off Period"). During said Sell-Off Period, the Licensed Products shall continue to be marketed and sold as top-line electronic products. it PTNM elects to substantially discount or otherwise market the Licensed Products as less than top-line electronic products, said products shall not embody any Licensed Property. PTNM agrees that it will not manufacture the Licensed Products in unreasonable amounts in anticipation of the end of the Term.

     4. Assignment. The Agreement and the rights granted hereunder are personal to the parties and shall not be assigned without the prior written consent of the other party; provider, however, that Aguilera may assign the Agreement to any wholly or majority owned subsidiary or affiliated party. Subject to the foregoing, the Agreement will bind the parties and their respective successors and permitted assigns.

     5. Independent Contractor. Each party shall be deemed to have the status of an independent contractor, and nothing in the Agreement shall be deemed to place the parties in the relationship of employer-employee, principal-agent, partners or joint ventures.

     6. No Brokers. All negotiations relative to the Agreement have been carried on by the parties directly, without the intervention of any person as a result of any act of either party (and, so far as known to either party, without the intervention of any such person) in such manner as to give rise to any valid claim against the parties hereto for brokerage CommissionS, finder's fees or other like payment.

     7. Miscellaneous Provisions.
        ------------------------

          (a) Entire Agreement. The Agreement, and all other documents expressly referred to herein, contain the entire agreement of the parties with respect to its subject matter and supersedes all prior negotiations, agreements and understandings, written or oral, with respect to such subject matter. The terms of the Agreement shall be waived or amended only by the written agreement of the parties. No delay or omission of either party in exercising any right or remedy hereunder shall constitute a waiver of such right or remedy, and no waiver as to any obligation shall operate as a continuing waiver or as a waiver of any subsequent breach.

          (b) Governing Law. The Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to the conflicts of laws rules thereof.

          (c) Arbitration.
              -----------
               (i) Any dispute or controversy between the parties relating to or arising out of the Agreement or any amendment or modification hereof shall be determined in arbitration in the State of California pursuant to the rules and then obtaining of the American Arbitration Association. The arbitration award shall be final and binding upon the parties and judgment may be entered thereon in the Supreme Court of the State of California for the United States District Court for the Central District of California or in any other court of competent jurisdiction to which jurisdiction the parties hereby expressly consent. The service of any notice, process, motion or other document in connection with an arbitration under the Agreement or (he enforcement of any arbitration award hereunder may be effectuated by either personal service upon a party or by overnight courier delivery duly addressed to it, at the address or addresses of such party of such party or parties as herein set forth.
               (ii) Anything otherwise hereinabove provided to the contrary notwithstanding any dispute between the parties which involves a third party action or proceeding, including, but not limited to, cross-claims and third party action or interpleader action or proceeding, arising under the indemnification provisions hereof or otherwise, shall not at the election of the party subject to such third party action or proceedIng, be subject to arbitration (even though the same would have been arbitrable as between the parties and the action or proceeding been initiated by one of them against the other), but shall be resolved exclusively within the said action, and the other party hereto expressly consents to the jurisdiction of and in the court in which such action or proceeding is pending.

          (d) Benefit. The Agreement is not intended to confer upon any person or entity other than the party's hereto any rights or remedies hereunder.

          (e) Interpretation. Each party intends that the Agreement be deemed and construed to have been jointly prepared by the parties. As a result, the parties agree that any ambiguity or uncertainty existing herein shall not be interpreted against either of them. The parties also intend that the rights and remedies hereunder be cumulative, so that exercise of any one or more of such rights or remedies shall not preclude the later or concurrent exercise of any other rights or remedies.

          (f) Notices. Whenever, under the terms of the Agreement, any notice or other communication is required or permitted to be given by one party to the other, such notice or other communication shall be in writing and shall be deemed to have been sufficiently given if personally delivered, telecopied, or sent by overnight courier addressed to the party to whom it is to be given, at the address set forth at the end of the Agreement. Until further notice from Aguilera, any notices intended for her shall be sent contemporaneously to Doug Mark, Esq., Barnes Morris Klein & Yorn, 1424 Second St. 3Fd Fl., Santa Monica, CA 90401. A notice or other communication shall be deemed received (i) upon receipt, if personally delivered, (ii) on the first business day after dispatch, if sent by overnight courier, and (iii) on the first business day alter dispatch, if transmitted by telecopy. Either party hereto may change their address by written notice in accordance with the Section.

          (g) Counterparts. The Agreement may be executed in counterparts, each of which shall be deemed to be an original.

          (h) Severability. If any provision of the Agreement is declared by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions of the Agreement shall continue in full force and effect, and the invalid provision shall be replaced by the legal provision which most clearly achieves the intent of the invalid provision.

          (i) Confidentiality.
              ---------------
               (i) Each party agrees that all information, trade secrets of the party, product plans, designs, ideas, concepts, costs, finances, market plans, business opportunities, personnel, research, development or know-how and any other non-public technical or business information of a party, including, but not limited to, financial data and other data (collectively, the "Proprietary Information") is and shall remain the property of the disclosing party. Each party agrees that it shall hold the other's Proprietary Information in the strictest confidence and shall use such Proprietary Information only in connection with its performance under the Agreement. Each of them further agrees that it shall not disclose the other's Proprietary Information internally except to that minimum number of employees, agents, attorneys and accountants to whom such disclosure is necessary, with each such person to he advised of; and hound by, the confidentiality requirements hereunder. Each party shall return the other's Proprietary Information promptly upon the other's written request.

               (ii) The requirements of paragraph 7(a) above shall not apply to
     (a) Proprietary Information previously known to the receiving party free of any obligation to keep it confidential, (b) Proprietary Information that has been or is subsequently made public other than in breach of the Section or (c) any Proprietary Information the disclosure of which is required under any applicable law.

               (iii) Each party agrees that in the event of any breach of the
     Section 7, the non-breaching party would he irreparably and immediately harmed and that money damages would not be a sufficient remedy for any such breach. It is accordingly agreed that the non-breaching party shall be entitled to equitable relief; including injunction and specific performance, in the event of any breach of the provisions of the Section 7, in addition to all other remedies available to such party at law or in equity.

IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed by them or their duly authorized representatives as of the date first written above.




3 WISHES PRODUCTIONS INC.                    PTN MEDIA, INC.


By:  /s/  Christina Aguilera                  By:  /s/  Peter Klamka
    -----------------------------                  -----------------------------
Title:  Authorized Agent                      Title:  Peter Klamka, President





Address:                                      Address:
c/o Doug Mark, Esq.                           PTN Media, Inc.
Barnes Morris Klein & Yorn                    455 East Eisenhower Parkway,
Second St. 3rd Floor                          Suite 15
Santa Monica, CA 90401                        Ann Arbor, Michigan 48108

                                   SCHEDULE I

1. - Handspring: Visor PrismTM
2. - Handspring: Visor PlatinumTM
3. - Handspring: Visor DeluxeTM
4. - Handspring; VisorTM

/s/  Aguilera                 Date:
-----------------------------
Aguilera


 /s/  Klamka                  Date:
----------------------------
PTNM

                                    EXHIBIT A


Date: 02/19/01

Gentlemen:

     Reference is hereby made to the License Agreement dated February 19, 2001 between 3 Wishes Productions Inc. and PTN Media Inc.

     In consideration of your entering into said License Agreement with 3 Wishes Productions, Inc. (a wholly owned enterprise of Christina Aguilera) and in order to induce your execution thereof, I hereby confirm that I have read said License Agreement and that I agree to perform all of the obligations and undertakings required of me there under and to abide by all the restrictions contained therein as they are applicable to me, regardless of whether 3 Wishes Productions, Inc. continues throughout the term of the Agreement to be my employer in connection with such services.

     I acknowledge that payment by PTN Media Inc. to 3 Wishes Productions, Inc. as set forth in said Agreement shall fully discharge PTN Media's obligation to me.

     I warrant and represent that 3 Wishes Productions, Inc. is authorized by me to contract for my services as set forth in said License Agreement and represent that I am not obligated to any third parties in any manner that would interfere with my ability to perform as required under said Agreement.


                                                Very truly yours,

                                                /s/  Christina Aguilera
                                                --------------------------------
                                                     Christina Aguilera